EXHIBIT 4.2

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT dated as of February 23, 2023 (this “Amendment”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below.

RECITALS:

A. The Borrower, the Administrative Agent and the Lenders have entered into that certain Term Loan Credit Agreement dated as of April 29, 2022 (as amended, restated, supplemented or otherwise modified prior to the date hereof immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a delayed draw term loan facility.

B. The Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Existing Credit Agreement, and the Administrative Agent and the Lenders are willing to effect such amendment on the terms and conditions contained in this Amendment.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Existing Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that as of the date hereof, the Existing Credit Agreement is hereby amended as follows:

(a)	The definition of “Priority Indebtedness” in Section 1.01 is hereby amended and restated to read as follows:

“‘Priority Indebtedness’ means, at any time, the sum (determined on a consolidated basis without duplication) of (i) the aggregate outstanding amount of Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under clause (k) of Section 7.02 of this Agreement plus (ii) the aggregate Investment or claim held at such time by all purchasers, assignees or other transferees of (or interests in) receivables and other rights to payment in all Securitization Transactions plus (iii) the aggregate outstanding amount of Indebtedness of the Borrower’s Subsidiaries (other than Indebtedness of USE Canada Holdings, Inc. incurred under the Existing 2021 Credit Agreement) at such time permitted under clause (d) of Section 7.06.”

(b)

Section 7.02 is hereby amended to: (i) add a new clause (i) thereto immediately succeeding clause (h) thereof to read in its entirety as set forth below and (ii) re-letter existing clause (i) to clause (j) and existing clause (j) to clause (k):

“(i) reservations, limitations, provisos and conditions expressed in any original grants from the Crown, which do not materially affect the use of the affected land for the purpose for which it is used by that Person;”

(c)	New clause (k) in Section 7.02 is hereby amended and restated to read as follows:

“(k) other Liens, in addition to those permitted by clauses (a) through (j), securing Indebtedness and other obligations, so long as the aggregate outstanding amount of Priority Indebtedness at any time does not exceed 15% of Consolidated Tangible Assets.”

(d)	Section 7.06 is hereby amended to add a new clause (e) thereto immediately succeeding clause (d) thereof to read in its entirety as set forth below:

“(e) in the case of USE Canada Holdings, Inc., Indebtedness under the Existing 2021 Credit Agreement and the other loan documents executed in connection therewith.”

2. Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to (a) the Administrative Agent’s receipt of counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, and (b) unless waived by the Administrative Agent, the payment of all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment.

3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)

The representations and warranties of the Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b)

Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)

This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d)	No Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby.

4. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied

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on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any of the other Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Governing Law; Jurisdiction, Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9. References. This Amendment shall constitute a Loan Document and all references in any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

REPUBLIC SERVICES, INC.

By:	/s/ Calvin R. Boyd
Name: Calvin R. Boyd
Title: Vice President, Finance and Treasurer

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Contreras
Name: Michael Contreras
Title: Director

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page

BNP PARIBAS, as a Lender

By: /s/ Kirk Hoffman
Name: Kirk Hoffman
Title: Managing Director

By: /s/ Monica Tilani
Name: Monica Tilani
Title: Director

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Nichols
Name:	Mark Nichols
Title:	Senior Vice President

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as a Lender

By:	/s/ Rosa Pritsch
Name:	Rosa Pritsch
Title:	Director

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Robb Gass
Name:	Robb Gass
Title:	Managing Director

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

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TRUIST BANK, as a Lender

By:	/s/ William P. Rutkowski
Name:	William P. Rutkowski
Title:	Director

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kara P. Van Duzee
Name:	Kara P. Van Duzee
Title:	Senior Vice President

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven Chen
Name:	Steven Chen
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Term Loan Credit Agreement

Signature Page